Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 23, 2018, relating to the consolidated financial statements of SanSal Wellness Holdings, Inc., (the “Company”) which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/Paritz & Company, PA

Hackensack, New Jersey

December 11, 2018